UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

PRIME GROUP REALTY TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-13589	36-4173047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash Avenue Suite 2800 Chicago, IL	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Prime Group Realty Trust (the “Company”) issued a Press Release today disclosing that effective as of April 30, 2009, its wholly-owned qualified REIT subsidiary PGRT ESH, Inc. (“Borrower”), entered into a Fifth Amendment to Loan Agreement and a separate forbearance letter agreement (collectively, the “Amendment”) which, among other things, modifies certain terms of a loan from Citicorp USA, Inc. (“Lender”) in the original principal amount of $120.0 million and modifies and adds various other covenants to the loan documents. The loan currently has an outstanding principal amount of $80.0 million.

The loan is completely non-recourse to the Borrower, the Company and its subsidiaries, none of whom have any personal liability for the loan. The loan is secured by, among other things, a pledge of Borrower’s membership interest in BHAC Capital IV, L.L.C., an entity that owns 100% of Extended Stay Hotels, Inc. The book value of the Company’s interest in Borrower is currently carried at zero dollars on its balance sheet.

Pursuant to the Amendment, the date for making any further required principal repayments on the loan was extended from April 30, 2009 until the maturity date of the loan on June 15, 2009. In addition, the Lender further agreed not to exercise any of its rights and remedies under the loan documents relating to the repayment of the loan and certain specified covenant defaults through July 15, 2009. As previously disclosed, the loan is guaranteed by affiliates of our parent companies (the “Guarantors”), who have also pledged certain additional collateral as security for the loan. It is currently anticipated that all or a portion of the required repayments of the loan will be funded by affiliates of the Guarantors, although there can be no assurances that this will be the case.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company issued a press release on May 6, 2009 disclosing the foregoing matters set forth in this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

None

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Prime Group Realty Trust dated May 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson

Dated: May 6, 2009
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Prime Group Realty Trust dated May 6, 2009.